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                                                                Exhibit 23.4

                       Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (a) December 19, 1997, with respect to the statement of revenues and certain expenses of Mountain Heights Office Center and the statement of revenues and certain expenses of Sonterra at Williams Centre, (b) October 20, 1997, with respect to the combined statement of revenues and certain expenses of the Whitehall Properties, and (c) February 28, 1997, with respect to the combined financial statements of The Predecessor to Wellsford Real Properties, Inc., included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-42277) and related Prospectus of Wellsford Real Properties, Inc. for the registration of 3,350,000 shares of its common stock and related Proxy Statement of Value Property Trust.


                                               Ernst & Young LLP


New York, New York
January 9, 1998